February 27, 1997


                  ILX Incorporated: S-3 Registration Statement
                  --------------------------------------------

Gentlemen:

                  We have acted as counsel to ILX Incorporated, an Arizona corporation, (the "Company") in connection with the registration by the Company of Common Stock pursuant to a registration statement filed by the Company on Form S-3 with respect to the above described securities (the "Registration Statement").

                  We hereby consent to the filing of our opinion (in the form of Exhibit 5 of the Registration Statement), or copies thereof, as an exhibit to the Registration Statement and all amendments to it. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder.


                                               Very truly yours,


                                               /s/ COLOMBO & BONACCI, P.C.
                                               COLOMBO & BONACCI, P.C.

ILX Incorporated
  2111 East Highland, Suite 210
    Phoenix, Arizona  85016

                                  Exhibit 23.1